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                                                                      EXHIBIT 21

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                 WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
                           SUBSIDIARIES AND AFFILIATES

                                                                   JURISDICTION OF                             OWNERSHIP
           COMPANY                                                 INCORPORATION                                INTEREST
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
          Allied Friction Products Australia Pty Ltd.                Australia                                      100%
          Cobra Europe S.A.                                          France                                         100%
          Evand Pty Ltd.                                             Australia                                      100%
          F.I.P. Pty Ltd.                                            Australia                                      100%
          Greysham Railway Friction Products                         India                                           65%
          H.P. s.r.l.                                                Italy                                          100%
          Milufab                                                    Canada                                         100%
          MotivePower Canada Corporation                             Nova Scotia                                    100%
          MotivePower Foreign Sales Corporation                      Barbados                                       100%
          MotivePower, Inc.                                          Delaware                                       100%
          Pioneer Friction Limited                                   India                                          100%
          Railroad Friction Products Corporation                     Delaware                                       100%
          RFPC Holding Corporation                                   Delaware                                       100%
          Stone UK, Ltd.                                             United Kingdom                                 100%
          ThermoSealed Castings Ltd.                                 Canada                                         100%
          Vapor Rail Inc.                                            Canada                                         100%
          Vapor UK Limited                                           United Kingdom                                 100%
          Wabco Freight Car Products Ltd.                            Canada                                         100%
          Wabtec Australia Pty. Limited                              Australia                                      100%
          Wabtec Corporation                                         New York                                       100%
          Wabtec de Mexico S.A., de C.V.                             Mexico                                         100%
          Wabtec Distribution Company                                Delaware                                       100%
          Wabtec Foundry Ltd.                                        Canada                                         100%
          Wabtec Holding Corp.                                       Delaware                                       100%
          Wabtec Rail Limited                                        United Kingdom                                 100%
          Wabtec Railway Products India Private Ltd.                 India                                          100%
          Wabtec Transportation Technologies                         Delaware                                       100%
          Westinghouse International Corporation                     Barbados                                       100%
          Westinghouse Railway Holdings (Canada) Inc.                Canada                                         100%
          Young Touchstone Company                                   Wisconsin                                      100%
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